[STATE OF CALIFORNIA LOGO]                    A483656


                               SECRETARY OF STATE

                              CORPORATION DIVISION

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                          IN WITNESS  WHERE OF, I  execute  this
                                             certificate  and  affix  the  Great
                                             Seal  of the  State  of  California
                                             this


                                                       NOV - 8 1996
                                             -----------------------------------


                                                     /s/ BILL  JONES
                                             -----------------------------------
                                                      Secretary of State

[STATE OF CALIFORNIA SEAL LOGO]